Exhibit 10.1

EXECUTION COPY

STOCK REPURCHASE AGREEMENT

This Stock Repurchase Agreement (this “Agreement”), dated as of January 27, 2009, is by and between DSP Group, Inc., a Delaware corporation (the “Company”), and NXP B.V., a limited liability company incorporated under the laws of the Netherlands (“NXP”).

WHEREAS, the Company and NXP entered into a Share and Business Sale Agreement (“SBSA”), dated September 3, 2007, pursuant to which, among other things, the Company issued to NXP 4,186,603 shares (the “Shares”) of the Common Stock of the Company, par value $0.001 per share (the “Common Stock”), as partial consideration for the acquisition by the Company of the cordless and IP terminals business of NXP; and

WHEREAS, the Company and NXP entered into a Stockholders Agreement (the “SA”), effective as of September 4, 2007, setting forth certain terms and conditions applicable to, among other things, the acquisition, ownership, voting and disposition of the Shares.

NOW, THEREFORE, in consideration of the mutual promises and covenants herein, the parties hereto, intending to be legally bound, agree as follows:

1. STOCKHOLDERS AGREEMENT; NXP DIRECTOR NOMINEE. The SA and all rights and obligations of the parties therein are terminated as of the date of the Closing (as defined below). The Purchaser Board Designee (as defined in the SA) shall resign effective as of the date of the Closing.

2. REPURCHASE OF THE SHARES.

2.1 Repurchase and Price. At Closing, upon the terms and subject to the conditions set forth herein, the Company agrees to purchase from NXP, and NXP agrees to sell to the Company, the Shares. The per share purchase price for the Shares shall be the average closing price per share of the Common Stock on the NASDAQ Global Market during the 20 (twenty) Business Days commencing on the third (3rd) day following the release by the Company of its earnings for the fiscal year ending December 31, 2008 (the “Pricing Period”), less fifteen percent (15%) of such average. For purposes of this Agreement, a “Business Day” means a calendar day, other than a Saturday or a Sunday, on which commercial banks in Amsterdam, The Netherlands, and in New York, New York, United States of America, are generally open for business.

2.2 Closing. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 5 and 6 below, the consummation of the repurchase of the Shares shall occur on the fifth (5th) Business Day following the Pricing Period, or at such other date as is mutually agreeable to the Company and NXP (the “Closing”). The Company shall pay the aggregate purchase price for the Shares as determined in Section 2.1 above at the Closing by wire transfer of immediately available funds to an account designated by NXP at least two (2) Business Days prior to the Closing. The Closing shall take place at the offices of Morrison & Foerster LLP, 425 Market Street, San Francisco, California, 94105, or at such other place as is agreed between the parties.

3. REPRESENTATIONS AND WARRANTIES OF NXP. NXP hereby represents and warrants to the Company as of the date hereof and as of the Closing as follows:

3.1 Valid Title. NXP is the lawful and beneficial owner of the Shares free and clear of any and all liens, encumbrances, restrictions and claims of any kind, except for the restrictions set forth in the SA or as otherwise arising pursuant to this Agreement. The delivery to the Company of the Shares pursuant to the provisions hereof will transfer to the Company valid title thereto, free and clear of any and all adverse claims, except for any such claims created by the Company.

3.2 Authorization. NXP has full power, authority and capacity to enter into this Agreement and to carry out the transactions contemplated hereby. This Agreement has been duly and validly authorized, executed and delivered by NXP and, assuming due authorization, execution and delivery by the Company, is a valid and binding obligation of NXP enforceable in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and similar laws affecting the rights of creditors generally and by the availability of equitable remedies.

3.3 No Violation. Neither the execution and delivery of this Agreement by NXP nor its performance and the consummation of the transactions contemplated hereby will violate its organizational and governing documents or any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority applicable to NXP.

3.4 No Conflicts or Required Approvals. Neither the execution and delivery of this Agreement by NXP nor its performance and the consummation of the transactions contemplated hereby (a) will result in a material breach of or default under any material agreement or instrument to which NXP is a party or by which NXP or the Shares may be bound or (b) require any consent or approval of, or filing, declaration or registration with or notice to any governmental or regulatory body.

4. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to NXP as of the date hereof and as of the Closing as follows:

4.1 Authorization. The Company has full power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. This Agreement has been duly and validly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by NXP, is a valid and binding obligation of the Company enforceable in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and similar laws affecting the rights of creditors generally and by the availability of equitable remedies.

4.2 No Violation. Neither the execution and delivery of this Agreement by the Company nor its performance and the consummation of the transactions contemplated hereby will violate organizational and governing documents or any statute or law (including, without limitation, the General Corporation Law of the State of Delaware) or any judgment, decree, order, regulation or rule of the Nasdaq Stock Market or of any court or governmental authority applicable to the Company.

4.3 No Conflicts or Required Approvals. Neither the execution and delivery of this Agreement by the Company nor its performance and the consummation of the transactions contemplated hereby (a) will result in a material breach of or default under any material agreement or instrument to which the Company is a party or by which the Company or its assets may be bound or (b) require any consent or approval of, filing, declaration, registration with or notice to any governmental or regulatory body or the Nasdaq Stock Market.

5. CONDITIONS TO THE COMPANY’S OBLIGATIONS AT THE CLOSING. The obligations of the Company under this Agreement are subject to the fulfillment (or the waiver by the Company) on or before the Closing of each of the following conditions:

5.1 Representations and Warranties. The representations and warranties of NXP contained in Section 3 shall be true and correct in all respects on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

5.2 Deliverables. NXP shall have delivered to the Company (a) the stock certificate (or stock certificates) evidencing the Shares, together with a stock power (or stock powers) duly endorsed in blank; and (b) the resignation letter of the Purchaser Board Designee from the Company’s board of directors effective as of the date of the Closing.

5.3 Performance. NXP shall have performed and complied with all agreements and obligations contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

5.4 No Restraints. No preliminary or permanent injunction or other order issued by any court of competent jurisdiction or any governmental or regulatory body nor any statute, rule, regulation or order promulgated or enacted by any government authority that restrains, enjoins or otherwise prohibits the transactions contemplated hereby shall be in effect.

6. CONDITIONS TO NXP’S OBLIGATIONS AT THE CLOSING. The obligations of NXP under this Agreement are subject to the fulfillment (or the waiver by NXP) on or before the Closing of each of the following conditions:

6.1 Representations and Warranties. The representations and warranties of the Company contained in Section 4 shall be true and correct in all respects on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

6.2 Deliverables. The Company shall have delivered to NXP in immediately available funds the aggregate purchase price for the Shares as determined in Section 2.1 above.

6.3 Performance. The Company shall have performed and complied with all agreements and obligations contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

6.4 No Restraints. No preliminary or permanent injunction or other order issued by any court of competent jurisdiction or any governmental or regulatory body nor any statute, rule, regulation or order promulgated or enacted by any government authority that restrains, enjoins or otherwise prohibits the transactions contemplated hereby shall be in effect.

7. FURTHER ASSURANCES. Each party shall execute and deliver such additional instruments, documents or other writings as may be reasonably requested by the other party in order to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

8. MISCELLANEOUS.

8.1 Survival. The representations, warranties, covenants and agreements made herein shall survive the closing of the transactions contemplated by this Agreement.

8.2 Interpretation. Reference in this Agreement to “beneficial ownership” shall have the meaning set forth in Rule 13d-3 under the Securities Exchange Act of 1934, as amended. The various section headings are inserted for purposes of reference only and shall not affect the meaning or interpretation of this Agreement or any provision hereof. Each party hereto acknowledges that it has been represented by competent counsel and participated in the drafting of this Agreement, and agrees that any applicable rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in connection with the construction or interpretation of this Agreement.

8.3 Fees and Expenses. Each party hereto shall be solely responsible for the payment of the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement, except to the extent expressly set forth in this Agreement.

8.4 Governing Law; Arbitration.

(a) This Agreement and the documents to be entered into pursuant to it, save as expressly otherwise provided therein, shall be governed by and construed in accordance with the laws of Delaware.

(b) Any dispute, controversy or claim (each, a “Dispute” and collectively, the “Disputes”) arising out of, relating to or in connection with this Agreement shall be settled exclusively and finally by a panel of three arbitrators selected by the mutual agreement of the parties to such Dispute in an arbitration proceeding administered by Judicial Arbitration and Mediation Services (“JAMS”) under its Comprehensive Arbitration Rules and Procedure in effect at the time of such proceeding, and judgment on the award rendered by such arbitrators may be entered in any court having jurisdiction thereof. If the parties to any such Dispute are unable to select such arbitrators within fifteen (15) days of the first notice given by any party to such Dispute to the other party or parties to such Dispute requesting arbitration and the selection of such arbitrators, any party to such Dispute may request that JAMS select such arbitrators, which selection shall be binding on the parties to such Dispute. If (i) two (2) or more Disputes arising out of or in connection with this Agreement are simultaneously pending, (ii) the subject matters of such Disputes involve common questions of law or fact and (iii) the independent resolution of each such Dispute could result in conflicting decisions or obligations, such Disputes may be consolidated in a single proceeding. If more than one arbitration proceeding involving any such Disputes is pending, such proceedings shall, at the request of any party to such Dispute, be consolidated and settled in a single arbitration proceeding; provided that the determination of whether such Disputes shall be consolidated shall be determined by the first panel of three arbitrators established to settle any such Dispute. If such Disputes are consolidated and more than one panel of three arbitrators has been established to settle any of such Disputes, the parties to such Dispute shall, within twenty (20) days of such consolidation, select one panel of three arbitrators so established to settle the single consolidated arbitration proceeding. Unless the parties to such Dispute otherwise agree to conduct any arbitration proceeding pursuant to this Section 8.4 elsewhere, such proceeding shall be conducted and any decision shall be rendered in New York, New York or such other venue to be selected by mutual agreement of the parties to such Dispute. Expenses and costs associated with the submission of any Dispute to arbitration shall be the responsibility of the party against whom a final decision is rendered with respect to that Dispute (provided that in the case of multiple Disputes that are consolidated into a single proceeding, the costs of such proceeding shall be borne on a Dispute-by-Dispute basis by the party against whom a final decision is rendered with respect to each particular Dispute). The award rendered by the arbitrators shall be final and binding on the parties to the Dispute; provided, however, that (i) by agreeing to arbitration pursuant to this Section 8.4, the parties do not intend to deprive any court with jurisdiction of its ability to issue a preliminary injunction, attachment or other form of provisional remedy in aid of the arbitration and a request for such provisional remedies by a party to a court shall not be deemed a waiver of this agreement to arbitrate, and (ii) in addition to the authority conferred upon the tribunal by the rules specified above, the tribunal shall also have the authority to grant provisional remedies, including, without limitation, preliminary injunctive relief.

8.5 Assignment; Successors and Assigns; No Third Party Beneficiaries. Neither party shall have the right to assign its rights or obligations under this Agreement. Any purported assignment in derogation of the immediately foregoing sentence shall be null and void. Subject to the preceding sentences, this Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

8.6 Entire Agreement. This Agreement and the SA (for the avoidance of doubt, it being understood that the SA and all rights and obligations of the parties therein will terminate as of the date of the Closing on the terms and subject to the conditions set forth in this Agreement) constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein.

8.7 Severability. The provisions of this Agreement shall be severable, and any invalidity, unenforceability or illegality of any provision or provisions of this Agreement shall not affect any other provision or provisions of this Agreement, and each term and provision of this Agreement shall be construed to be valid and enforceable to the full extent permitted by law.

8.8 Amendment and Waiver. No amendment to this Agreement shall be effective unless in writing and signed by or on behalf of each of the parties. No waiver under this Agreement shall be effective unless in writing and signed by or on behalf of the party against whom such waiver is to be effective. No failure to exercise and no delay in exercising any right, power or privilege granted under this Agreement shall operate as a waiver of such right, power or privilege. No single or partial exercise of any right, power or privilege granted under this Agreement shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in this Agreement are cumulative and are not exclusive of any rights or remedies provided by law.

8.9 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified; (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) two (2) days after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the parties hereto at the respective addresses set forth below, or as notified by such party from time to time at least ten (10) days prior to the effectiveness of such notice:

if to NXP:	NXP B.V.
High Tech Campus 60
5656 AG Eindhoven
The Netherlands
	Attention:	Jan Bart Moret
	Facsimile:	31 40 27 29658

with a copy to:	Simpson Thacher & Bartlett LLP
2550 Hanover Street
Palo Alto, California 94304
	Attention:	Richard Capelouto
Chad Skinner
	Facsimile:	(650) 251-5002

if to the Company:	DSP Group, Inc.
2580 North First Street, Suite 460
San Jose, CA, 95131
	Attention:	Eli Ayalon
	Facsimile:	(408) 986-4323

with a copy to:	Morrison & Foerster LLP
425 Market Street
San Francisco, California 94105
	Attention:	Bruce A. Mann
	Facsimile:	(415) 268-7522

8.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall constitute an original, but all of which together shall constitute one instrument.

8.11 Attorneys’ Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Stock Repurchase Agreement as of the date first set forth above.

NXP B.V.

By:	/s/ Wil Josquin
Name: Wil Josquin
Title: VP of Strategy and Innovation for NXP Semiconductors

DSP GROUP, INC.

By:	/s/ Boaz Edan
Name: Boaz Edan
Title: Chief Operating Officer

By:	/s/ Dror Levy
Name: Dror Levy
Title: Chief Financial Officer